Exhibit 99.4

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: November 9, 2015

ALFA TELECOM TURKEY LIMITED

	By:	/s/ Franz Wolf
	Name:	Franz Wolf
	Title:	Director

ATTL LIMITED

	By:	/s/ Franz Wolf
	Name:	Franz Wolf
	Title:	Director

ATTL HOLDINGS A SOCIÉTÉ À RESPONSABILITÉ LIMITÉE

	By:	/s/ Vitalij Farafonov
	Name:	Vitalij Farafonov
	Title:	Manager

ATTL HOLDINGS UK LIMITED

	By:	/s/ Hugo Canwell
	Name:	Hugo Canwell
	Title:	Director

LETTERONE INVESTMENT HOLDINGS S.À R.L.

	By:	/s/ Maxime Nino
	Name:	Maxime Nino
Title:	Manager

LETTERONE HOLDINGS S.A.

By:	/s/ David Gould
Name:	Dave Gould
Title:	Class I Director